UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 11, 2007

PHOENIX INTERESTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30949	61-1342734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One RiverPointe Plaza, Suite 706

Jeffersonville, IN 47130

(Address of principal executive offices, including zip code)

(812) 285-0768

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant’s Certifying Accountant.

On April 11, 2007, Phoenix Interests, Inc. (1) dismissed Pohl, McMabola, Berg & Company, LLP (“PMB”) as its independent accountant responsible for auditing its financial statements and (2) retained Gruber & Company, LLC (“Gruber”) as its new independent accountants.

PMB’s reports on Phoenix Interests’ financial statements for the two years ended December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, except that each report was modified to indicate that Phoenix Interests’ dependence on outside financing, lack of existing commitments from lenders to provide necessary financing and lack of sufficient working capital raised substantial doubts about its ability to continue as a going concern.

The decision to dismiss PMB and retain Gruber was unanimously approved by Phoenix Interests’ board of directors.

Phoenix Interests had no disagreements, whether or not resolved, with PMB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved the PMB’s satisfaction, would have caused PMB to make reference to the subject matter of the disagreement in connection with its report. There were no events otherwise reportable under Item 304(a)(1)(iv) of Regulation S-B.

During Phoenix Interests’ two most recent fiscal years, Phoenix Interests did not consult Gruber regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Phoenix Interests’ financial statements.

Phoenix Interests provided PMB with a copy of this report. Attached as Exhibit 16.1 is a copy of a letter from PMB agreeing with the statements made in this report.

Item 9     Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter dated April 16, 2007, from PMB to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX INTERESTS, INC.

Date:	April 16, 2007	By:	/s/ James D. Tilton, Jr.
James D. Tilton, Jr., President